AMENDMENT NO. 3 TO TRANSACTION AGREEMENT

          This Amendment No. 3 to Transaction Agreement (the "Amendment") is made as of the 15th day of May, 1997, by and among Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership, Lehman Brothers Holdings Inc., a Delaware corporation (together with Lehman Brothers Capital Partners III, L.P., "Lehman"), Frank C. Lanza ("Lanza"), Robert V. LaPenta ("LaPenta"; and together with Lanza, the "Individual Purchasers"), L-3 Communications Holdings, Inc., a Delaware corporation ("Newco"), and L-3 Communications Corporation, a Delaware corporation. For purposes of this Amendment, Lehman, Lanza and LaPenta each are individually referred to as a "Purchaser" and collectively referred to as the "Purchasers."

                              W I T N E S S E T H

          WHEREAS, Lockheed Martin, in its own right and through certain of its direct and indirect Subsidiaries previously was engaged in the Business;

          WHEREAS, Lockheed Martin and the Purchasers, upon the terms and subject to the conditions of the Agreement have formed and organized Newco;

          WHEREAS, upon the terms and subject to the conditions of the Agreement, Lockheed Martin has transferred or caused the Affiliated Transferors to transfer, substantially all of the assets held or owned by, or used to conduct, the Business and to assign certain liabilities associated with the Business to Newco, and Newco has received such assets and assumed such liabilities;

          WHEREAS, Lehman Brothers Capital Partners III L.P. has assigned certain of its rights and obligations under the Agreement to Lehman Brothers Holdings Inc., and Newco has assigned certain of its rights and obligations under the Agreement to L-3 Communications Corporation, a Delaware corporation and wholly owned subsidiary of Newco; and

          WHEREAS, Lockheed Martin, Newco and the Purchasers desire to amend the Agreement in accordance with the terms of this Amendment;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

          Section 1. Capitalized terms used but not defined herein have the meanings given to them in the Transaction Agreement dated as of March 28, 1997, by and among Lockheed Martin, Newco and the Purchasers, as amended by Amendment No. 1 to Transaction Agreement dated as of April 11, 1997, and by Amendment No. 2 to the Transaction Agreement dated as of April 30, 1997 (as amended, the "Agreement").

          Section 2. Section G.06(c) of the Transaction Agreement shall be amended to read as follows:

          With respect to all Lockheed Martin Defined Contribution Plans except the Transferred Savings Plans described in Section G.06(b) (the "Lockheed Martin Savings Plans"), the Transferred Employees shall cease to accrue benefits and service credits under such plans as of the Closing Date and, effective as of
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          the Closing Date, Newco shall establish new savings plans
          ("Newco's Savings Plans") and associated trusts to hold the assets of those plans for the Transferred Employees, to be effective as of the Closing Date, and shall provide to Lockheed Martin evidence reasonably satisfactory to Lockheed Martin that Newco's Savings Plans and the associated trusts have been established and that Newco's Savings Plans qualify under the requirements of Section 401(a) of the Code, and that the trusts are exempt from tax under Section 501(a) of the Code. Lockheed Martin shall provide to Newco evidence reasonably satisfactory to Newco that the Lockheed Martin Savings Plans remain qualified under the requirements of
          Section 401(a) of the Code. Provided Lockheed Martin and Newco have received evidence reasonably satisfactory to them in accordance with the preceding sentences, as soon as is reasonably practicable following the Closing Date, but in no event later than 60 days following receipt of such mutually satisfactory evidence, (i) Lockheed Martin shall take all action required or appropriate to transfer the account balances of all Transferred Employees and Transferred Beneficiaries (other than account balances in the Lockheed Martin Savings Plan, Lockheed Martin Savings Plan II and Lockheed Martin Performance Sharing Plan, collectively the "Camden Plans") to the respective trust associated with Newco's Savings Plans; and (ii) with respect to account balances in the Camden Plans, Lockheed Martin shall amend the Camden Plans, to the extent permitted by Section 401(k)(10) of the Code, to permit each Transferred Employee or Transferred Beneficiary with an account balance in the Camden Plans during the period between the Closing and the end of the second calendar year following the Closing, to (x) receive a distribution from the Camden Plans; (y) make a direct rollover in accordance with Section 401(a)(31) of the Code; or (z) leave his or her account balances in the Camden Plans. Transfers shall be made in the form of cash in an amount equal to the value of the account balances to be transferred, determined as of the close of business on the last business day immediately preceding the transfer, except that (i) to the extent a participant's or beneficiary's account balance in the transferor plan includes one or more promissory notes evidencing a participant loan or loans, such promissory note shall be transferred in kind for the participant's or beneficiary's credit under the transferee plan and (ii) any assets in the transferor trust consisting of securities issued by Lockheed Martin, Martin Marietta Materials, Inc. and Loral Space & Communications, Ltd. that are allocable to the respective transferee plan shall be transferred in kind. Amounts distributed or rolled over from the Camden Plans shall be payable in cash only. For the period from the Closing Date until such time as the Transferred Employee or Transferred Beneficiary no longer has an account balance in any Lockheed Martin Defined Contribution Plan, Newco shall collect by payroll deduction and promptly pay over to the respective Lockheed Martin Defined Contribution Plan all loan payments required on participant loans made by the respective plan to any Transferred Employee and Lockheed Martin shall cause the respective Lockheed Martin Defined Contribution Plan to administer and pay all distributions, withdrawals and loans payable under the terms of the respective plan. Contingent upon the transfer of an account balance to each of Newco's Savings Plans, Newco shall assume all liabilities of Lockheed Martin and its affiliates with respect to that Transferred Employee or Transferred Beneficiary under the Lockheed Martin Defined Contribution Plan from which that transfer was made and shall become with respect to such Transferred Employee and Transferred Beneficiary responsible for all acts, omissions and transactions under or in connection with such Lockheed Martin Defined Contribution Plan, whether arising before or after the Closing; provided, however, that in the case of any liabilities with respect to Camden Transferees (other than Camden Transferrees for whom no such transfer was made), Newco shall only assume liabilities and shall only become responsible for all acts, omissions and transactions under or in connection with that Lockheed Martin Defined Contribution Plan arising after the Closing or disclosed in Section B.21 of the Disclosure Schedules."

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the day and year first above written.


WITNESS:                            LOCKHEED MARTIN CORPORATION


_______________________________     By: ____________________________
                                         Name:  Marian S. Block
                                         Title: Associate General
                                                  Counsel


                                    LEHMAN BROTHERS CAPITAL
                                      PARTNERS III, L.P.

                                    By:  LEHMAN BROTHERS HOLDINGS
                                           INC., its General Partner


_______________________________     By: ____________________________
                                         Name:  Robert B. Millard
                                         Title: Managing Director


                                    LEHMAN BROTHERS HOLDINGS INC.


_______________________________     By: ____________________________
                                         Name:  Steven J. Berger
                                         Title: Managing Director


                                    L-3 COMMUNICATIONS HOLDINGS,
                                         INC.


_______________________________     By: ____________________________
                                         Name:  Michael T. Strianese
                                         Title: VP Finance and
                                                  Controller


                                    FRANK C. LANZA


_______________________________     ____________________________


                                    ROBERT V. LAPENTA


_______________________________     ____________________________

                                    L-3 COMMUNICATIONS CORPORATION


_______________________________     By: ____________________________
                                         Name:  Michael T. Strianese
                                         Title: VP Finance and
                                                  Controller

                                AMENDMENT NO. 3

                           Dated as of May 21, 1997

                                      to

                             TRANSACTION AGREEMENT

                          Dated as of March 28, 1997

                                 By and Among

                          LOCKHEED MARTIN CORPORATION

                  LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                         LEHMAN BROTHERS HOLDINGS INC.

                                FRANK C. LANZA

                               ROBERT V. LAPENTA

                       L-3 COMMUNICATIONS HOLDINGS, INC.

                                      and

                        L-3 COMMUNICATIONS CORPORATION